UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2018

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, Eagle Pharmaceuticals, Inc., or the Company, and David E. Riggs entered into a separation agreement, or the Agreement. Pursuant to the Agreement, the Company and Mr. Riggs have mutually agreed to the terms of Mr. Riggs’ separation from the Company, such date of separation referred to as the Separation Date.

Pursuant to the Agreement, in exchange for Mr. Riggs’ full general release of claims, the Company has agreed: (i) to extend the exercise period of certain Company stock options previously granted and (ii) to pay the COBRA premiums necessary to continue Mr. Riggs’ health insurance coverage (including coverage for covered dependents, if any) until the earliest of (A) six (6) months after the Separation Date, (B) the expiration of Mr. Riggs’ eligibility for the continuation coverage under COBRA, or (C) the date when Mr. Riggs becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.

Under the terms of the Agreement, Mr. Riggs will be entitled to exercise any vested equity awards, to the extent they were vested and exercisable as of the Separation Date, until November 30, 2019, but in no event later than the original expiration date of each such equity award (or the day before the tenth anniversary of the applicable date of grant of an equity award, if earlier).

The foregoing benefits are in full satisfaction, and in lieu of, any severance Mr. Riggs may have been previously eligible for, including under his offer letter, the Eagle Pharmaceuticals, Inc. Officer Severance Benefit Plan, as amended, or otherwise. The Agreement will become effective on the eighth day following Mr. Riggs’ execution thereof, unless revoked by Mr. Riggs prior to such day.

The foregoing summary of the Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: January 30, 2018
	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer